November 10, 1999



VIA FACSIMILE AND HAND DELIVERY

Sedona Worldwide Incorporated
3840 North 16th Street
Phoenix, Arizona 85016

     Re: Line of Credit

Dear Board of Directors:

ILX Resorts Incorporated ("ILX") is pleased to grant to Sedona Worldwide Incorporated ("SWW/Borrower") an operating line of credit ("Line") for general working capital purposes and other related uses. The amount, terms and conditions of the Line are set forth below.

A. DETAILS OF LINE OF CREDIT

   1. BORROWER. Sedona Worldwide Incorporated.

   2. COMMITMENT AMOUNT. The Commitment Amount will be $200,000.

   3. BORROWING PERIOD. The Borrowing Period shall extend from the "Closing Date" until November 30, 2000.

   4. MATURITY DATE. December 31, 2000.

   5. PAYMENT SCHEDULE. Interest on the line shall be paid monthly in arrears. Principal shall be payable on December 31, 2000.

   6. INTEREST RATE. Interest on the Line will be based on the outstanding principal balance, at a variable rate per annum equal to the prime rate, as published in the Wall Street Journal, plus three percent (3.0%), provided, however, that at no time shall the Interest Rate fall below eleven percent (11.0%).

Sedona Worldwide Incorporated
October 28, 1999
Page 2

B. CONDITIONS

ILX's obligation to fund the Line will be contingent upon the following:

   1. Borrower will be required to execute and deliver to ILX such instruments, documents, certificates, opinions and assurances as ILX might request in connection with funding the Line on the basis outlined above. The documentation for the Line shall be evidenced by a Promissory Note and such other legal documents as ILX may reasonably request.

   2. Borrower will provide ILX with a request for an advance on the Line a minimum of three (3) business days prior to the date of each requested funding.

   3. Borrower will not be permitted to obtain any additional loans or financing without ILX's prior written approval.

   4. ILX will have the right to make periodic audits of Borrower's books and records at Borrower's expense with appropriate notice.

   5. There can be no material adverse change in Borrower's financial or other conditions subsequent to the "Closing Date".

C. CLOSING DATE

The initial funding on the Line shall be an advance of no less than $20,000 and shall take place on such date as will be satisfactory to Borrower and to ILX ("Closing Date") but in no event more than thirty (30) days following the date of this commitment.


Sincerely,
                                                   Agreed to and Accepted by:
ILX RESORTS INCORPORATED
                                                   SEDONA WORLDWIDE INCORPORATED


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Nancy J. Stone, President                          By:
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